UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported):  August 15, 2011

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of August 15, 2011, USEC Inc. (“USEC” or the “Company”), Toshiba America Nuclear Energy Corporation (“TANE”), a subsidiary of Toshiba Corporation (“Toshiba”), and Babcock & Wilcox Investment Company (“B&W”) entered into an amendment to the standstill agreement (the “Standstill Agreement”) dated as of June 30, 2011, pursuant to which each of the parties agreed not to exercise its right to terminate the Securities Purchase Agreement dated as of May 25, 2010 by and among USEC, Toshiba and B&W (the “Securities Purchase Agreement”) under Section 10.2(a) thereof (described below) for a limited period of time.  The amendment extends the expiration of the Standstill Agreement from August 15, 2011 to September 30, 2011. In addition, the amendment provides that thereafter, in the event that the Second Closing fails to occur by September 30, 2011 and TANE or B&W exercises its right to terminate the Securities Purchase Agreement and such investor elects to sell its shares pursuant to the terms of the Certificate of Designation of Series B-1 12.75% Convertible Preferred Stock (the “COD”), the Company agrees it will exercise its right to redeem any shares of Series B-1 12.75% Preferred Stock held by TANE or B&W (as the case may be) that remain outstanding on August 31, 2012.  Such redemption would be for cash or SWU at the Company’s election and would be in advance of the mandatory redemption of such shares on December 31, 2012 which is otherwise required by the COD in such circumstances.

Pursuant to the Securities Purchase Agreement, Toshiba and B&W agreed to make a $200 million investment in USEC over three phases upon the satisfaction at each phase of certain closing conditions. On September 2, 2010, the first closing of $75 million occurred. The second closing of the strategic investment by Toshiba and B&W of $50 million is conditioned on the Company having entered into a conditional commitment in an amount of not less than $2 billion for the American Centrifuge project with the U.S. Department of Energy (“DOE”). The Securities Purchase Agreement provided in Section 10.2(a) thereof that if the second closing did not occur by June 30, 2011, the agreement may be terminated by USEC or each of B&W or Toshiba (as to their obligations).

The Standstill Agreement, as amended by the amendment, provides a limited additional period of time for USEC to finalize and enter into the conditional commitment with DOE and achieve the second closing.  As described in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011, DOE has recently indicated that it believes that USEC needs to further improve its financial and project execution depth to achieve a manageable credit subsidy cost estimate and to proceed with the DOE loan guarantee. USEC is working with DOE and DOE’s advisors on reviewing structuring options to address DOE’s remaining concerns in order to move forward on the American Centrifuge Project and to obtain a conditional commitment and DOE loan guarantee.  In addition, USEC has retained financial and other advisors to assist USEC in this review of structuring options and in reviewing and pursuing strategic alternatives. However, USEC has no assurance that a structuring option to address DOE’s remaining concerns or a strategic alternative transaction will be achieved prior to the expiration of the standstill period or at all, that the terms USEC has negotiated with the DOE Loan Guarantee Program Office will be approved or that the credit subsidy cost will be reasonable, or that USEC will be otherwise able to achieve the second closing under the Securities Purchase Agreement prior to the expiration of the standstill period.

The foregoing summary of the amendment is qualified in its entirety by reference to the full text of the amendment filed as Exhibit 10.1 to this report.  A copy of the Standstill Agreement is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 30, 2011.

USEC, B&W and Toshiba are parties to the Securities Purchase Agreement, an investor rights agreement and a strategic relationship agreement and other agreements or arrangements described in the Company’s current reports on Form 8-K filed with the Securities and Exchange Commission on May 25, 2010 and September 2, 2010.  B&W and Toshiba are preferred stockholders of the Company.  In addition, as described in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011, DOE awarded a contract for the decontamination and decommissioning (D&D) of the Portsmouth gaseous diffusion plant to a joint venture between The Babcock & Wilcox Company and Fluor Corp. and USEC is transitioning services at the Portsmouth site to the new D&D contractor.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit
Number                      Description

10.1	First Amendment to Standstill Agreement dated as of August 15, 2011 by and among Toshiba America Nuclear Energy Corporation, Babcock & Wilcox Investment Company and USEC Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

August 15, 2011                                                                             By:   /s/ Stephen S. Greene
                                      Stephen Greene
Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number                       Description

10.1	First Amendment to Standstill Agreement dated as of August 12, 2011 by and among Toshiba America Nuclear Energy Corporation, Babcock & Wilcox Investment Company and USEC Inc.